For SEC Filing Purposes:
                                                Filed under Rule 424(b)(2)
                                                Registration No. 333-70651


  Pricing Supplement No. 1 Dated  May 4, 1999

  To  Prospectus Dated March 10, 1999 and
         Prospectus Supplement Dated March 12, 1999

                                                              $220,000,000

                                ASHLAND INC.

                        MEDIUM-TERM NOTES, SERIES H

                  Due 9 Months or More from Date of Issue

                       Principal Amount: $150,000,000

           (Total Principal Amount Issued to Date: $150,000,000)


           Original Issue Date:                  May 7, 1999

           Maturity Date:                        May 1, 2009

           Interest Rate:                        6.86%

           Record Date:                          April 15 and October 15

           Interest Payment Date:                May 1 and November 1

  Redemption:

  Check box opposite applicable paragraph.

   [ x ]   The Notes cannot be redeemed prior to maturity.

           The Notes may be redeemed prior to maturity.


  Commission to be paid to agent:                 $975,000

  Agent's Commitments:

     Name                                         Principal Amount
     ----                                         ----------------

  Credit Suisse First Boston Corporation          $105,000,000
  Salomon Smith Barney Inc.                         22,500,000
  Chase Securities Inc.                             22,500,000
                                                  ----------------
                                                  $150,000,000